PRESS RELEASE

Contacts: Kite Realty Group Trust Dan Sink Chief Financial Officer (317) 577-5609 dsink@kiterealty.com	Kite Realty Group Trust Adam Chavers Investor Relations Manager (317) 713-5684 achavers@kiterealty.com

Kite Realty Group Trust Reports

8.6% Increase in 2007 FFO Per Share

Highlights

•	Funds From Operations (FFO) was $0.34 per diluted share for the fourth quarter of 2007 and $1.26 per diluted share for the full year
•	82% of 2008 debt maturities were refinanced at favorable rates subsequent to year-end
•	Tarpon Springs Plaza property in Naples, FL became fully operational
•	Eddy Street Commons at the University of Notre Dame was added to development pipeline
•	For the fourth quarter, rental rate growth on a cash basis increased 9.5% excluding leases with options to renew

Indianapolis, Ind., February 7, 2008 – Kite Realty Group Trust (NYSE: KRG) (the “Company”) today announced results for its fourth quarter and year ended December 31, 2007. Financial statements and exhibits attached to this release include results for the three and twelve months ended December 31, 2007 and December 31, 2006.

Financial and Operating Results

For the three months ended December 31, 2007, funds from operations (FFO), a widely accepted supplemental measure of REIT performance established by the National Association of Real Estate Investment Trusts, was $12.7 million, or $0.34 per diluted share for the Kite Portfolio compared to $11.8 million, or $0.32 per diluted share, for the Kite Portfolio for the same period in the prior year. FFO per diluted share for the fourth quarter of 2007 increased 6.3% over the same period in the prior year. The Company’s allocable share of FFO was $9.9 million for the three months ended December 31, 2007 compared with the Company’s allocable share of $9.2 million for the same period in 2006.

For the twelve months ended December 31, 2007, FFO for the Kite Portfolio was $47.2 million, or $1.26 per diluted share, as compared to $43.3 million, or $1.16 per diluted share for the prior year, an increase of 8.6%. The Company’s allocable share of FFO was $36.7 million for the year ended December 31, 2007 compared to $33.5 million for 2006, an increase of 9.6%.

Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO is helpful to investors when measuring operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains (or losses) from sales of operating properties and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. A reconciliation of net income to FFO is included in the attached table.

The Company’s total revenue for the fourth quarter of 2007 increased 1% to $39.6 million from $39.3 million for the same period in 2006. The Company’s net income for the fourth quarter of 2007 was $5.2 million, compared to net income of $3.7 million in the fourth quarter of 2006, an increase of 41%.

The Company’s total revenue for the twelve months ended December 31, 2007 increased 5.8% to $138.8 million from $131.2 million during 2006. The Company’s net income for the twelve months ended December 31, 2007 was $13.5 million, compared to $10.2 million during 2006, an increase of 32%.

John A. Kite, Kite Realty Group’s President and Chief Executive Officer said, "In 2007, we laid a strong foundation for the future by aggressively managing our capital plan and re-focusing on internal growth while continuing to post solid operating results. Our development pipeline represents notable embedded growth and we have been successful in pre-leasing and securing entitlements. As we look forward to a challenging year for the economy, we believe that our clear strategy, high quality portfolio, secure financing, and a proven track record of execution will allow us to capitalize on market-driven opportunities."

Operating Portfolio

As of December 31, 2007, the Company owned interests in 50 retail operating properties totaling approximately 7.4 million square feet. The owned gross leasable area (“GLA”) in the Company’s retail operating portfolio was 94.8% leased as of December 31, 2007, compared to 93.4% leased as of the end of 2006. In addition, the Company owned four commercial operating properties totaling 562,652 square feet and an associated parking garage. As of December 31, 2007, the owned net rentable area of the commercial operating portfolio was 93.0% leased, compared to 91.7% as of the end of the prior year.

Development Activities

During the fourth quarter, Tarpon Springs Plaza in Naples, Florida became 100% leased and fully operational. This property totals 276,000 square feet including and includes Staples, Cost Plus and AC Moore as well as a non-owned Target anchor. An additional 10,000 square feet of owned small shop space is planned for the shopping center as a result of tenant demand.

Construction has commenced on our Spring Mill Medical II development. The Company has a 50% interest in this 41,000 square foot expansion project which is a 100% pre-leased medical office development adjacent to the Company’s existing 65,000 square foot Spring Mill Medical property near Indianapolis, Indiana. The total project cost (including our partner’s share) for this new development is approximately $8.5 million. Upon completion, the Company will evaluate a potential sale of its interests in both phases of Spring Mill Medical.

As of December 31, 2007, the Company owned interests in nine retail properties in the current development pipeline that are expected to total approximately 1.0 million square feet. Approximately 514,000 square feet are anticipated to be owned directly by the Company or through various joint ventures. The remaining square footage will be owned by anchor tenants. The total estimated cost of these projects is $146 million, of which approximately $110 million had been incurred as of December 31, 2007. Approximately 77% of the owned GLA at properties in the development pipeline is currently leased or under negotiation with prospective tenants. The Company also has two properties under redevelopment representing a total of 757,000 square feet.

In addition, the initial phase of Eddy Street Commons at the University of Notre Dame, a $200 million (including partners’ share) mixed-use development project, was added to the development pipeline during the fourth quarter. This initial phase is anticipated to include retail, apartments, and office space totaling approximately 465,000 square feet.

Leasing Activities

During the fourth quarter of 2007, the Company executed 15 new leases and 16 renewals for 149,000 square feet of GLA in our development and operating portfolios. Rental rate growth on a cash basis increased 8.6% including option renewals and 9.5% excluding option renewals.

Financing Activities

During the fourth quarter of 2007, the Company extended the maturity dates for construction loans on Tarpon Springs Plaza ($20 million) and Estero Town Center ($18.8 million) to January 2009. Simultaneously, the Company entered into two interest rate swaps with notional amounts totaling approximately $38 million. Both hedges carry fixed rates of 5.55% and expire in January 2009. Additionally, the Company entered into an $11 million hedge against the Beacon Hill construction loan at a fixed interest rate of 5.125% that expires in March 2009.

Property Dispositions

During the fourth quarter of 2007, the Company sold a single tenant property at 176th & Meridian in Puyallup, Washington for a net gain of $2.0 million. We also sold a single tenant build-to-suit asset in Pasco, Washington for a net gain of $1.0 million after taxes and minority interest.

Events Subsequent to December 31, 2007

In January 2008, the Company refinanced $81 million of the total $99 million of debt which was originally scheduled to mature throughout 2008. As a result of these actions, 82% of our 2008 maturities have been refinanced at overall favorable rates.

On February 1, 2008, the Company acquired Rivers Edge Shopping Center in Indianapolis, Indiana in an off-market transaction for a purchase price of $18.3 million, or $165 per square foot. The transaction was financed with proceeds from the November 2007 sale of the Puyallup, Washington property and acquisition financing at LIBOR + 1.25%. Rivers Edge is a 110,896 square foot community shopping center. The property is located along the vibrant Keystone-Castleton retail corridor which has an estimated average household income of $80,235 in a five-mile radius. Rivers Edge is currently 80% leased.

Distributions

On November 6, 2007, the Board of Trustees declared a quarterly cash distribution of $0.205 per common share for the quarter ended December 31, 2007 to shareholders of record as of January 7, 2008. This distribution was paid on January 15, 2008.

On February 5, 2008, the Board of Trustees declared a quarterly cash distribution of $0.205 per common share for the quarter ended March 31, 2008 to shareholders of record as of April 7, 2008. This distribution will be paid on or about April 17, 2008.

Earnings Guidance

The Company is reaffirming its earnings and FFO guidance, which it previously provided in its January 14, 2008 press release, for the fiscal year ending December 31, 2008 in the range of $1.28 to $1.33 per diluted share. Following is a reconciliation of the calculation of net income per share to FFO per share:

Guidance Range for 2008	Low	High
Diluted net income per share	$0.39	$0.43
Limited Partners’ interests in Operating Partnership	0.11	0.12
Depreciation and amortization of consolidated entities	0.77	0.77
Depreciation and amortization of unconsolidated entities	0.01	0.01

Diluted FFO per share	$1.28	$1.33

Earnings Conference Call

Management will host a conference call on Friday, February 8, 2008 at 11:00 a.m. EST to discuss financial results for the quarter and year ended December 31, 2007. A live webcast of the conference call will be available online on the Company’s corporate website at www.kiterealty.com. The dial-in numbers are (866) 270-6057 for domestic callers and (617) 213-8891 for international callers (passcode 58445741). In addition, a telephonic replay of the call will be available until May 8, 2008. The replay dial-in telephone numbers are (888) 286-8010 for domestic callers and (617) 801-6888 for international callers (passcode 47415562).

About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust focused primarily on the development, construction, acquisition, ownership and operation of high quality neighborhood and community shopping centers in selected growth markets in the United States. The Company owns interests in a portfolio of operating retail properties, retail properties under development, operating commercial properties, a related parking garage, and parcels of land that may be used for future development of retail or commercial properties.

Safe Harbor

Statements regarding the Company’s 2008 FFO and earnings guidance, including the underlying assumptions are, and certain statements in this document that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the ability of tenants to pay rent; the competitive environment in which the Company operates; financing risks; property management risks; the level and volatility of interest rates; financial stability of tenants; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, which discusses these and other factors that could adversely affect the Company's results. The Company undertakes no obligation to publicly update or revise these forward-looking statements (including the FFO and net income estimates), whether as a result of new information, future events or otherwise.

Kite Realty Group Trust

Consolidated Balance Sheets

(Unaudited)

	December 31, 2007	December 31, 2006

Assets:
Investment properties, at cost:
Land	$210,486,125	$190,886,884
Land held for development	23,622,458	21,687,309
Buildings and improvements	624,500,501	582,715,399
Furniture, equipment and other	4,571,354	5,492,726
Construction in progress	187,006,760	155,569,117

	1,050,187,198	956,351,435
Less: accumulated depreciation	(84,603,939)	(63,726,825)

	965,583,259	892,624,610
Cash and cash equivalents	19,002,268	23,952,594
Tenant receivables, including accrued straight-line rent of $6,653,244 and $4,774,063, respectively, net of allowance for uncollectible accounts	17,200,458	15,215,858
Other receivables	7,124,485	18,247,435
Investments in unconsolidated entities, at equity	1,079,937	1,174,371
Restricted cash and escrow deposits	14,036,877	8,604,580
Deferred costs, net	20,563,664	17,532,939
Prepaid and other assets	3,643,696	5,808,926

Total Assets	$1,048,234,644	$983,161,313

Liabilities and Shareholders’ Equity:
Mortgage and other indebtedness	$646,833,633	$566,975,980
Accounts payable and accrued expenses	36,173,195	33,007,119
Deferred revenue and other liabilities	26,127,043	30,156,299
Cash distributions and losses in excess of net investment in unconsolidated entities, at equity	234,618	—
Minority interest	4,731,211	4,295,723

Total Liabilities	714,099,700	634,435,121
Commitments and contingencies
Limited Partners’ interests in Operating Partnership	74,512,093	78,812,120
Shareholders’ Equity:
Preferred Shares, $.01 par value, 40,000,000 shares authorized, no shares issued and outstanding	—	—
Common Shares, $.01 par value, 200,000,000 shares authorized 28,981,594 shares and 28,842,831 shares issued and outstanding at December 31, 2007 and December 31, 2006, respectively	289,816	288,428
Additional paid in capital and other	293,897,673	291,159,647
Accumulated other comprehensive (loss) income	(3,122,482)	297,540
Accumulated deficit	(31,442,156)	(21,831,543)

Total Shareholders’ Equity	259,622,851	269,914,072

Total Liabilities and Shareholders’ Equity	$1,048,234,644	$983,161,313

Kite Realty Group Trust

Consolidated Statements of Operations

For the Three and Twelve Months Ended December 31, 2007 and 2006

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,

	2007	2006	2007	2006

Revenue:
Minimum rent	$18,364,742	$17,530,947	$72,083,108	$66,713,135
Tenant reimbursements	4,535,221	4,730,484	18,401,181	16,631,735
Other property related revenue	3,048,596	2,795,632	11,010,553	6,358,086
Construction and service fee revenue	13,629,831	14,219,610	37,259,934	41,447,364

Total revenue	39,578,390	39,276,673	138,754,776	131,150,320
Expenses:
Property operating	3,684,425	3,828,056	15,121,325	13,580,369
Real estate taxes	3,068,768	3,306,361	11,917,299	11,259,794
Cost of construction and services	10,950,145	13,021,605	32,077,014	35,901,364
General, administrative, and other	1,540,623	1,072,282	6,298,901	5,322,594
Depreciation and amortization	7,991,774	7,069,829	31,850,770	29,579,123

Total expenses	27,235,735	28,298,133	97,265,309	95,643,244

Operating income	12,342,655	10,978,540	41,489,467	35,507,076
Interest expense	(7,048,534)	(6,083,583)	(25,965,141)	(21,221,758)
Loss on sale of asset	—	—	—	(764,008)
Income tax expense of taxable REIT subsidiary	(466,233)	(324,948)	(761,628)	(965,532)
Other income	59,197	100,717	778,552	344,537
Minority interest in income of consolidated subsidiaries	(323,411)	(38,966)	(587,413)	(117,469)
Equity in earnings of unconsolidated entities	72,811	64,469	290,710	286,452
Limited Partners’ interests in the Operating Partnership	(1,023,328)	(1,057,665)	(3,399,534)	(2,966,730)

Income from continuing operations	3,613,157	3,638,564	11,845,013	10,102,568
Discontinued operations:
Operating income from discontinued operations, net of Limited Partners’ interests	31,835	18,515	95,551	77,082
Gain on sale of operating property, net of Limited Partners’ interest	1,582,119	—	1,582,119	—

Income from discontinued operations	1,613,954	18,515	1,677,670	77,082

Net income	$5,227,111	$3,657,079	$13,522,683	$10,179,650

Income per common share – basic
Continuing operations	$0.12	$0.13	$0.41	$0.35
Discontinued operations	0.06	—	0.06	—

	$0.18	$0.13	$0.47	$0.35

Income per common share – diluted
Continuing operations	$0.12	$0.13	$0.40	$0.35
Discontinued operations	0.06	—	0.06	—

	$0.18	$0.13	$0.46	$0.35

Weighted average common shares outstanding - basic	28,964,641	28,842,092	28,908,274	28,733,228

Weighted average common shares outstanding - diluted	29,175,748	29,099,790	29,180,987	28,903,114

Dividends declared per Common Share	$0.205	$0.195	$0.800	$0.765

Kite Realty Group Trust

Funds From Operations

For the Three and Twelve Months Ended December 31, 2007 and 2006

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,

	2007	2006	2007	2006

Net income	$5,227,111	$3,657,079	$13,522,683	$10,179,650
Deduct gain on sale of operating property	(2,036,189)	—	(2,036,189)	—
Add loss on sale of asset, net of tax	—	—	—	458,405
Add Limited Partners’ interests in income	1,477,398	1,063,010	3,853,604	2,989,366
Add depreciation and amortization of consolidated entities, net of minority interest	7,954,636	7,004,407	31,475,146	29,313,102
Add depreciation and amortization of unconsolidated entities	100,972	100,199	403,799	401,549

Funds From Operations of the Kite Portfolio[1]	12,723,928	11,824,695	47,219,043	43,342,072
Deduct Limited Partners’ interests in Funds From Operations	(2,798,821)	(2,654,425)	(10,529,847)	(9,838,650)

Funds From Operations allocable to the Company[1]	$9,925,107	$9,170,270	$36,689,196	$33,503,422

Basic FFO per share of the Kite Portfolio	$0.34	$0.32	$1.27	$1.16

Diluted FFO per share of the Kite Portfolio	$0.34	$0.32	$1.26	$1.16

Basic weighted average Common Shares outstanding	28,964,641	28,842,092	28,908,274	28,733,228

Diluted weighted average Common Shares outstanding	29,175,748	29,099,790	29,180,987	28,903,114

Basic weighted average Common Shares and Units outstanding	37,316,897	37,244,707	37,296,010	37,217,588

Diluted weighted average Common Shares and Units outstanding	37,528,004	37,502,405	37,568,722	37,387,473

____________________
1

“Funds from Operations of the Kite Portfolio” represents 100% of the operating performance of the Operating Partnership’s real estate properties and construction and service subsidiaries in which the Company owns an interest. “Funds from Operations allocable to the Company” reflects a reduction for the Limited Partners’ weighted average diluted interests in the Operating Partnership.